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April 30, 2007

The Westport Funds
253 Riverside Avenue
Westport, CT  06880

      Re: Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A for The Westport Funds (File Nos.: 333-35821, 811-08359)


Ladies and Gentleman:

We have acted as counsel for The Westport Funds (the "Trust"), a statutory trust organized and validly existing under the laws of the State of Delaware, in connection with the above-referenced Registration Statement relating to the issuance and sale by the Trust of an indefinite number of its shares of beneficial interest, $0.001 par value per share, of two separate series of the Trust -- the Westport Fund and the Westport Select Cap Fund -- under the Securities Act of 1933, as amended ("Securities Act"), and under the Investment Company Act of 1940, as amended. We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion and we are familiar with the Trust's Certificate of Trust, Trust Instrument and its Bylaws.

Based upon the foregoing, we are of the opinion that the shares proposed to be sold pursuant to Post-Effective Amendment No. 11 to the Trust's Registration Statement, when paid for as contemplated in the Trust's Registration Statement, will be legally and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 11 to the Trust's Registration Statement on Form N-1A, to be filed with the Securities and Exchange Commission, and to the use of our name in the Trust's Prospectus and Statement of Additional Information each to be dated as of May 1, 2007, and in any revised or amended versions thereof under the captions "Counsel" and "Counsel and Independent Registered Public Accounting Firm," respectively. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act and the rules and regulations thereunder. We represent that that disclosures effected by Post-Effective Amendment No. 11 do not render the Post-Effective Amendment ineligible to become effective under Rule 485(b) of the Securities Act.

Very truly yours,

/s/ Dechert LLP



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